Exhibit 10.3

INVESTMENT AGREEMENT

Dated as of Dec.10 , 2004 (this "AGREEMENT"), between Royaltech Corp. (the “Company”), and Alliance PKU Management Consultants Ltd. (the “Investors”).

WHEREAS, the Company is biotech company. Royaltech has obtained the right to manufacture and distribute several proprietary product lines of clinical diagnostic techniques/kits. Royaltech is planning to launch the products in China first;

WHEREAS, the Investors wishes to invest in the business activities of the Company, and the Company wishes to obtain the service about Chinese marketing research;

NOW THEREFORE in consideration of the mutual covenants and agreements of current and future signatories, each of the Parties, by its execution of this Agreement, agrees to accept and be bound by the terms and conditions set out herein:

1. On the terms and subject to the conditions set forth in this Agreement, as of the effective date of this Agreement, the Investors shall provide all the Chinese market research for Royaltech Corp. The service value is about US$25,000.

2. On the terms and subject to the conditions set forth in this Agreement, upon consummation of all the obligations of the Investors specified in section 1 of this Agreement, the Company shall pay the Investors 350,000 shares of the Company’s common stock.

3. The text of this Agreement is prepared with two copies. Each party will receive one copy. Both copy of the Agreement are equally valid.

4. The Parties agree to take such action as is necessary to amend this Agreement or provide supplement to this Agreement from time to time as is necessary. No amendment or modification of this Agreement shall be valid unless made in writing and signed by all parties.

6. The effective date of this Agreement is December 10, 2004.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year above written.

The Company:	The Investors:
Royaltech Corp.	Alliance PKU Management Consultants Ltd.
By: /s/ Chenxi	Signature: /s/ Wei Zhang
Name: Shi, Chenxi	Name: Wei Zhang